Exhibit 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Tina Moore (678) 375-1278 tmoore@checkfree.com
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CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results
ATLANTA (August 3, 2005) – CheckFree Corporation (NASDAQ: CKFR) today announced fourth quarter revenue of $203.0 million, representing 27 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net income for the quarter was $11.9 million, or $0.13 per share, and underlying net income was $36.5 million, or $0.39 per share. CheckFree reported consolidated revenue of $757.8 million for fiscal 2005, representing 25 percent growth over fiscal 2004. For the year, the Company’s GAAP net income was $46.8 million, or $0.50 per share, and underlying net income was $133.0 million, or $1.43 per share. Free cash flow was $37.4 million for the fourth quarter, and $172.0 million for the year as outlined in Attachment A.
     GAAP Results: Net income for the fourth quarter was $11.9 million, compared to net income of $11.4 million for the same quarter last year. Earnings per share were $0.13 for the fourth quarter of fiscal 2005, compared to earnings per share of $0.12 for the fourth quarter of last year. For fiscal 2005, net income was $46.8 million, or $0.50 per share, compared to net income of $10.5 million, or $0.11 per share, for fiscal 2004. Net cash provided by operating activities was $47.0 million for the fourth quarter of fiscal 2005, compared to $53.9 million for the same period last year. Net cash provided by operating activities was $206.1 million for fiscal 2005, compared to $171.1 million for fiscal 2004.
     Underlying Results: Underlying net income for the fourth quarter was $36.5 million, compared to $27.3 million for the same quarter of last year. Underlying earnings per share were $0.39 for the fourth quarter of fiscal 2005, compared to $0.30 for the fourth quarter of last year. For fiscal 2005, underlying net income was $133.0 million, or $1.43 per share, compared to underlying net income of $96.5 million, or $1.05 per share, for fiscal 2004. Underlying net income and earnings per share for the fourth quarter of fiscal 2005 exclude the amortization of acquisition-related intangible assets, a reorganization charge, an intangible asset impairment charge, and related tax benefits. Underlying net income and earnings per share for the fourth quarter of fiscal 2004 exclude the amortization of acquisition-related intangible assets and related tax benefits. A reconciliation of CheckFree’s quarterly and annual underlying results to its GAAP results is included on pages 2 and 3 of Attachment A.
     “CheckFree’s businesses delivered solid results for the quarter. Electronic billing and payment transactions showed steady growth, portfolios under management continued to increase and the Software division performed well in an expanding global market,” said Pete Kight, Chairman and Chief Executive Officer of CheckFree Corporation. “As a result, CheckFree enters the next fiscal year from a position of strength in our core businesses.”
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CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Fourth Quarter and Fiscal Year 2005 Highlights
     For the fourth quarter of fiscal 2005, the Company reported that its Electronic Commerce division processed 244.9 million transactions for the quarter, a 4 percent sequential increase over the third quarter of fiscal 2005, and delivered 41.0 million electronic bills, a sequential increase of 11 percent over the previous quarter. For fiscal 2005, CheckFree processed 905 million transactions compared to 583 million transactions in the previous fiscal year, representing 55 percent annual growth, which includes a full year of walk-in-payment transactions. CheckFree Investment Services now has 1.9 million portfolios under management compared to about 1.6 million portfolios under management at the end of fiscal 2004, representing 20 percent annual growth, and the Software business delivered another solid year of performance, with revenue growth of 20 percent over fiscal 2004.
     Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the fourth quarter of fiscal 2005, and Attachment C for electronic billing and payment metrics.
Financial Outlook for Fiscal 2006 and the First Quarter of Fiscal 2006
     “For fiscal 2006, we expect earnings per share of $1.11 to $1.16 on a GAAP basis and $1.50 to $1.54 on an underlying basis,” said CheckFree Chief Financial Officer, David Mangum. “These expectations take into account the expiration of TransPoint guaranteed revenue minimums during the year.”
     “We expect free cash flow of about $170 million for fiscal 2006, essentially flat over fiscal 2005, due to our status as a full-year cash-basis taxpayer without the benefit of the tax credits we utilized in fiscal 2005,” he continued.
     “For the first quarter of the year, we estimate revenue between $204 and $209 million with GAAP earnings per share in the range of $0.19 to $0.22,” said Mangum. “This equates to underlying earnings per share in the range of $0.37 to $0.39.”
     “We estimate that sequential transaction growth in the first quarter of 2006 will be in the range of 5 to 8 percent, an increase from our traditional quarterly growth expectations primarily due to the migration of former FleetBank Financial electronic billing and payment subscribers to our platform,” he continued. “We expect performance to remain steady in the Investment Services business, while our Software division is expected to experience a normal, seasonally light first quarter for license sales,” Mangum concluded.
     The difference between GAAP and underlying earnings expectations for fiscal 2006 and the first quarter of fiscal 2006 is due to expected acquisition-related intangible amortization expense, expenses related to stock options issued prior to July 1, 2004, and related tax benefits.
     The Company also announced that in the fourth quarter it repurchased $33.5 million of its common stock under a $40 million stock repurchase program previously authorized by its Board of Directors, which expires August 31, 2005. The Company’s Board of Directors recently approved a new, separate stock repurchase program under which CheckFree may repurchase up to $60 million of its common stock through July 31, 2006.
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CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Conference Call on the Internet
     CheckFree will broadcast its fourth quarter conference call at 5:00 p.m. (ET) today to review its financial results for the fourth quarter and fiscal year ended June 30, 2005 and its expectations for the first quarter of fiscal 2006 and for fiscal 2006. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate website at http://www.checkfreecorp.com. A digital replay of the call will be available on the same website after 7:00 p.m. (ET).
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to hundreds of organizations across the globe.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue for the first quarter of fiscal 2006, earnings per share for the first quarter of fiscal 2006 and fiscal 2006 as a whole, free cash flow for fiscal 2006, and sequential transaction growth and general performance of the Company’s divisions in the first quarter of fiscal 2006 (paragraphs 4, 7, 8, 9, 10 and 11). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 (filed September 3, 2004), Form 10-Q for the quarter ended September 30, 2004 (filed November 9, 2004), Form 10-Q for the quarter ended December 31, 2004 (filed February 8, 2005), and Form 10-Q for the quarter ended March 31, 2005 (filed May 9, 2005). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
# # #

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$175,722	$139,487	$668,353	$530,205
License fees	9,471	6,625	28,458	23,931
Maintenance fees	8,487	7,114	31,265	28,271
Other	9,343	6,800	29,756	24,057

Total revenues	203,023	160,026	757,832	606,464

Expenses:
Cost of processing, servicing and support	76,461	63,993	297,256	244,811
Research and development	22,229	18,084	82,550	66,288
Sales and marketing	22,708	13,253	70,054	51,910
General and administrative	15,338	10,151	59,272	45,759
Depreciation and amortization	45,345	42,204	176,598	177,582
Reorganization charge	5,585	—	5,585	—
In-process research and development	—	—	—	324

Total expenses	187,666	147,685	691,315	586,674

Income from operations	15,357	12,341	66,517	19,790
Equity in net loss of joint venture	(814)	(593)	(2,984)	(593)
Interest, net	2,387	1,023	7,716	(7,467)
Gain on investments	—	—	592	—

Income before income taxes	16,930	12,771	71,841	11,730

Income tax expense	4,985	1,367	25,040	1,195

Net income	$11,945	$11,404	$46,801	$10,535

Basic income per share:
Net income	$0.13	$0.13	$0.52	$0.12

Weighted average number of shares	90,962	90,166	90,767	89,870

Diluted income per share:
Net income	$0.13	$0.12	$0.50	$0.11

Weighted average number of shares	93,054	92,279	92,915	91,864

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,
	2005	2004
Current assets:
Cash, cash equivalents and investments	$298,077	$208,029
Settlement assets	73,675	82,520
Accounts receivable, net	127,933	111,849
Prepaid expenses and other assets	26,258	14,727
Deferred income taxes	11,100	49,129

Total current assets	537,043	466,254

Property and equipment, net	89,273	91,912
Capitalized software and intangible assets, net	840,732	917,543
Investments	62,996	68,344
Other noncurrent assets	4,600	4,396
Deferred income taxes	29,988	—
Investment in joint venture	317	483

Total assets	$1,564,949	$1,548,932

Current liabilities:
Accounts payable, accrued liabilities and other	$84,109	$83,637
Settlement obligations	73,919	82,611
Deferred revenue	40,793	36,193

Total current liabilities	198,821	202,441

Accrued rent and other	4,324	4,313
Deferred income taxes	—	17,492
Capital lease and long-term obligations, less current portion	25,389	25,504

Net stockholders’ equity	1,336,415	1,299,182

Total liabilities and stockholders’ equity	$1,564,949	$1,548,932

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net cash provided by operating activities	$46,996	$53,859	$206,095	$171,059
Excluding: Net change in settlement accounts	(83)	193	(153)	193
Less: Capital expenditures	(9,562)	(6,589)	(33,893)	(23,482)

Free cash flow	$37,351	$47,463	$172,049	$147,770

Additional Information:
Net cash used in investing activities	$(23,015)	$(107,001)	$(215,855)	$(103,415)

Net cash provided by (used in) financing activities	$(33,710)	$24,999	$(24,113)	$(142,466)

Use of Non-GAAP Financial Information
     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.
     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in bill payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.
     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which was filed with the Securities and Exchange Commission on September 3, 2004 and in CheckFree’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which was filed with the Securities and Exchange Commission on November 9, 2004.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Attachment A (continued)
Reconciliation of GAAP Net Income to Underlying Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Total revenues — GAAP and underlying	$203,023	$160,026	$757,832	$606,464

Net income per GAAP	$11,945	$11,404	$46,801	$10,535
Amortization of acquisition-related intangible assets	33,889	31,896	133,446	136,558
Write off of in-process research and development	—	—	—	324
Gain on investments	—	—	(592)	—
Write off of capitalized software	1,039	—	1,039	—
Call premium and write off of unamortized issuance costs for convertible notes	—	—	—	7,219
Reorganization charge	5,585	—	5,585	—
Tax benefit of underlying adjustments	(15,981)	(15,996)	(53,275)	(58,099)

Underlying net income	$36,477	$27,304	$133,004	$96,537

GAAP basic weighted average shares outstanding	90,962	90,166	90,767	89,870
GAAP impact of dilutive options and warrants	2,092	2,113	2,148	1,994
GAAP diluted weighted average shares outstanding	93,054	92,279	92,915	91,864

Underlying basic weighted average shares outstanding	90,962	90,166	90,767	89,870
Underlying impact of dilutive options and warrants	2,092	2,113	2,148	1,994
Underlying diluted weighted average shares outstanding	93,054	92,279	92,915	91,864

GAAP basic earnings per share	$0.13	$0.13	$0.52	$0.12
GAAP diluted earnings per share	$0.13	$0.12	$0.50	$0.11
Underlying basic earnings per share	$0.40	$0.30	$1.47	$1.07
Underlying diluted earnings per share	$0.39	$0.30	$1.43	$1.05
Use of Non-GAAP Financial Information
     CheckFree supplements its reporting of revenue, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenue or expense enhance the Company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the Company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenue and decrease controllable costs, the Company uses underlying revenue and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenue, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the Company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance.
     CheckFree’s underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenue, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Attachment A (continued)
CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$175,722	$139,487	$668,353	$530,205
License fees	9,471	6,625	28,458	23,931
Maintenance fees	8,487	7,114	31,265	28,271
Other	9,343	6,800	29,756	24,057

Total revenues	203,023	160,026	757,832	606,464

Expenses:
Cost of processing, servicing and support	76,461	63,993	297,256	244,811
Research and development	22,229	18,084	82,550	66,288
Sales and marketing	22,708	13,253	70,054	51,910
General and administrative	15,338	10,151	59,272	45,759
Depreciation and amortization	10,417	10,308	42,113	41,024

Total expenses	147,153	115,789	551,245	449,792

Income from operations	55,870	44,237	206,587	156,672
Equity in net loss of joint venture	(814)	(593)	(2,984)	(593)
Interest, net	2,387	1,023	7,716	(248)

Income before income taxes	57,443	44,667	211,319	155,831

Income tax expense	20,966	17,363	78,315	59,294

Net income	$36,477	$27,304	$133,004	$96,537

Basic income per share:
Net income	$0.40	$0.30	$1.47	$1.07

Weighted average number of shares	90,962	90,166	90,767	89,870

Diluted income per share:
Net income	$0.39	$0.30	$1.43	$1.05

Weighted average number of shares	93,054	92,279	92,915	91,864

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Attachment B
Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Electronic Commerce:
Total revenues — GAAP and underlying	$152,800	$118,508	$580,696	$452,732

Operating income — GAAP	$20,230	$10,718	$74,413	$23,025
Amortization of acquisition-related intangible assets	32,494	31,122	130,175	132,699
Reorganization charge	3,208	—	3,208	—

Underlying operating income	$55,932	$41,840	$207,796	$155,724

Investment Services:
Total revenues — GAAP and underlying	$25,206	$22,966	$96,064	$86,270

Operating income – GAAP	$5,153	$5,749	$17,721	$19,092
Amortization of acquisition-related intangible assets	151	151	604	819
Reorganization charge	313	—	313	—

Underlying operating income	$5,617	$5,900	$18,638	$19,911

Software:
Total revenues — GAAP and underlying	$25,017	$18,552	$81,072	$67,462

Operating income – GAAP	$220	$3,323	$12,166	$10,929
Amortization of acquisition-related intangible assets	1,244	623	2,667	3,040
Reorganization charge	1,876	—	1,876	—
Write off of capitalized software	1,039	—	1,039	—
Write off of in-process research and development	—	—	—	324

Underlying operating income	$4,379	$3,946	$17,748	$14,293

Corporate:
Operating loss – GAAP	$(10,246)	$(7,449)	$(37,783)	$(33,256)
Reorganization charge	188	—	188	—

Underlying operating loss	$(10,058)	$(7,449)	$(37,595)	$(33,256)

CheckFree Announces Fourth Quarter and Year-End Fiscal 2005 Results

Attachment C
Electronic Billing and Payment Metrics
(In millions, except revenue/transaction and percentages)

	Quarter Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Transactions
Full Service
Revenue	$110.1	$106.4	$102.4	$99.1	$96.2
Active Subscribers(1)	7.8	7.4	6.9	6.4	5.9
Transactions	161.9	153.6	142.9	133.5	123.9
Revenue/Transaction	$0.68	$0.69	$0.72	$0.74	$0.78

Payment Services(2)
Revenue	$33.8	$32.4	$31.3	$30.5	$14.0
Transactions	83.0	80.8	76.5	72.3	41.3
Revenue/Transaction	$0.41	$0.40	$0.41	$0.42	$0.34

Total	244.9	234.4	219.4	205.8	165.2
Sequential Quarterly Growth	4%	7%	7%	25%	8%

Other Revenue(3)	$8.9	$8.8	$8.4	$8.6	$8.3

e-Bill Delivery
Electronic bills distributed	41.0	36.8	32.8	29.6	25.9
Quarterly sequential growth	11%	12%	11%	14%	15%

Electronic Rate
Electronic payment rate	84%	83%	83%	83%	79%

(1) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2) Payment Services includes walk-in bill payment results, beginning June 23, 2004.

(3) Other revenue includes Health and Fitness, Professional Services and Stored Value Products.